SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934
                               (Amendment No. ___)

Filed by the Registrant [X]

Filed by a Party other than the Registrant

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or
     Section 240.14a-12


                      PACIFIC AEROSPACE & ELECTRONICS, INC.
-------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

-------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

     1)   Title of each class of securities to which transaction applies:


          ---------------------------------------------------------------------

     2)   Aggregate number of securities to which transaction applies:


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     3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: Set forth the amount on which the filing fee is calculated and state how it was determined.


          ---------------------------------------------------------------------

     4)   Proposed maximum aggregate value of transaction:


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     5)   Total fee paid:


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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

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     2)   Form, Schedule or Registration Statement No.:

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     3)   Filing Party:

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     4)   Date Filed:

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
                      PACIFIC AEROSPACE & ELECTRONICS, INC.

--------------------------------------------------------------------------------

     Notice of Annual Meeting of Shareholders to Be Held on October 13, 1998

--------------------------------------------------------------------------------


The Annual Meeting of Shareholders of Pacific Aerospace & Electronics, Inc., a Washington corporation (the "Company"), will be held at the West Coast Wenatchee Convention Center, located at 121 North Wenatchee Avenue, Wenatchee, Washington, on Tuesday, October 13, 1998, at 3:00 p.m. Pacific Daylight Time, for the following purposes:

     1. To elect six directors of the Company;

     2. To approve the Company's Amended and Restated Independent Director Stock Plan, which is attached as Appendix A to the enclosed Proxy Statement;

     3. To ratify the appointment of KPMG Peat Marwick LLP as the independent auditors of the Company; and

     4. To transact any other business that may properly come before the Annual Meeting.

The Board of Directors is not aware of any other business to come before the Annual Meeting.

Only shareholders of record at the close of business on September 1, 1998, are entitled to notice of and to vote at the Annual Meeting or any adjournments of that meeting.

Please complete, sign, and date the enclosed proxy and return it promptly in the enclosed envelope. If you attend the meeting, you may revoke the proxy and vote personally on all matters brought before the meeting. A list of shareholders will be available for inspection by the shareholders at the Company's corporate headquarters at 430 Olds Station Road, Wenatchee, Washington 98801.

                                       By Order of the Board of Directors,

                                       /s/ DONALD A. WRIGHT

                                       Donald A. Wright
                                       Chairman of the Board,
                                       Chief Executive Officer and President

September 4, 1998
Wenatchee, Washington

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE SO THAT YOUR SHARES WILL BE VOTED. THE ENVELOPE REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                      PACIFIC AEROSPACE & ELECTRONICS, INC.

                              430 Olds Station Road
                           Wenatchee, Washington 98801
                                 (509) 667-9600

--------------------------------------------------------------------------------

                                 PROXY STATEMENT

--------------------------------------------------------------------------------


Purpose
-------

     The Board of Directors of Pacific Aerospace & Electronics, Inc., a Washington corporation (the "Company"), is furnishing this Proxy Statement in connection with its solicitation of proxies to be voted at the Company's 1998 annual meeting of shareholders (the "Annual Meeting"). The Annual Meeting will be held at the West Coast Wenatchee Convention Center, 121 North Wenatchee Avenue, Wenatchee, Washington, on Tuesday, October 13, 1998, at 3:00 p.m. Pacific Daylight Time. The accompanying Notice of Annual Meeting of Shareholders, this Proxy Statement, and the enclosed proxy are first being mailed to shareholders on or about September 4, 1998.

Record Date and Outstanding Shares
----------------------------------

     The Board of Directors has fixed September 1, 1998, as the record date (the "Record Date") for determining the holders of the Company's common stock, $.001 par value (the "Common Stock") who are entitled to receive notice of, and to vote at, the Annual Meeting. At the close of business on the Record Date, there were 15,986,323 shares of Common Stock outstanding and entitled to vote (the "Voting Shares").

Proxies
-------

     The Board of Directors is soliciting the enclosed proxy for use at the Annual Meeting and any adjournments of that meeting and will not vote the proxy at any other meeting. All proxies that are properly executed, received by the Company prior to or at the Annual Meeting, and not properly revoked by the shareholder in accordance with the next paragraph, will be voted at the Annual Meeting or any adjournments thereof in accordance with the instructions in the proxy.

Revocation of Proxies
---------------------

     The person giving any proxy in response to this solicitation may revoke it at any time before the proxy is voted:

     o by filing with the Secretary of the Company, at or before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the date of the proxy; or

     o by signing and dating a subsequent proxy relating to the same Voting Shares and delivering it to the Secretary of the Company before the Annual Meeting; or

     o by attending the Annual Meeting and voting in person. However, attendance at the Annual Meeting without voting in person will not constitute a revocation of a proxy.

Any written notice revoking a proxy should be sent to Pacific Aerospace & Electronics, Inc., 430 Olds Station Road, Wenatchee, Washington, 98801,
Attention: Sheryl A. Symonds, Secretary, or hand delivered to Ms.
Symonds at the Annual Meeting, at or before the taking of the vote.

Quorum
------

     The presence in person or by proxy of at least a majority of the Voting Shares is required to constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be considered represented at the meeting for the purpose of determining a quorum.

Voting
------

     The Voting Shares represented by each proxy will be voted in accordance with the instructions given on the proxy. If no instructions are indicated, the proxy will be voted as follows:

     o FOR the six nominees to the Board of Directors named in this Proxy Statement;

     o FOR approval of the Company's Amended and Restated Independent Director Stock Plan, which is attached as Appendix A to this Proxy Statement;

     o FOR ratification of the appointment of KPMG Peat Marwick LLP as the Company's independent auditors for the fiscal year ending May 31, 1999; and

     o at the discretion of the persons named in the proxy, on any other business that may properly come before the Annual Meeting.

Results of Voting
-----------------

     Under applicable law and the Company's Articles of Incorporation and Bylaws, if a quorum is present at the Annual Meeting:

     1. The six nominees for election to the Board of Directors who receive the largest number of the votes cast for the election of directors by the holders of the Voting Shares present in person or represented by proxy will be elected directors. Each shareholder will be entitled to one vote for each Voting Share held by that shareholder, and will not be entitled to cumulate votes in the election of directors.

     2. The Company's Amended and Restated Independent Director Stock Plan will be approved if the number of votes cast in favor of the Amended Director Plan exceeds the number of votes cast against it.

     3. The appointment of KPMG Peat Marwick LLP as the Company's independent auditors will be ratified if the number of votes cast in favor of ratification exceeds the number of votes cast against it.

     Abstentions and broker non-votes will have no effect on the outcome of the voting because they will not represent votes cast.

Solicitation of Proxies
-----------------------

     The Company will bear the cost of preparing, printing, and mailing this Proxy Statement and of the solicitation of proxies by the Board of Directors. Solicitation will be made by mail and, in addition, may be made by directors, officers, and employees of the Company personally, or by telephone or facsimile. The Company will request brokers, custodians, nominees, and other like parties to forward copies of proxy materials to the beneficial owners of the Common Stock and will reimburse such parties for their reasonable and customary charges or expenses in this connection.


                       PROPOSAL 1 - ELECTION OF DIRECTORS
                                    ---------------------
Nominees
--------

     The Board of Directors of the Company will consist of six directors, who will be elected at the Annual Meeting to serve until their successors are elected at the next annual meeting of shareholders. Unless a proxy received by the Company directs otherwise or is properly revoked, that proxy will be voted FOR the election of the following nominees:

Name                       Age      Director Since          Position with Company
----                       ---      --------------          ---------------------
Donald A. Wright           46       02/95                   Chairman of the Board, Chief
                                                            Executive Officer and President

Allen W. Dahl, M.D.        70       02/95                   Director

Dr. Urs Diebold            47       07/97                   Director

Werner Hafelfinger         52       08/98                   Director

Dale L. Rasmussen          48       06/97                   Director

William A. Wheeler         64       06/97                   Director

     All of the nominees are currently directors of the Company. If any nominee is unable to stand for election, the Voting Shares represented by all proxies in favor of the above slate will be voted for the election of the substitute nominee recommended by the Board of Directors. The Company is not aware that any nominee is or will be unable to stand for election.

                    THE BOARD OF DIRECTORS RECOMMENDS A VOTE
                     "FOR" ALL OF THE NOMINEES NAMED ABOVE.

Directors and Executive Officers
--------------------------------

     Donald A. Wright. Donald A. Wright has been the Chairman of the Board, Chief Executive Officer and President of the Company since February 1995, and of its predecessors since 1990. Mr. Wright is also an officer and director of each of the Company's operating subsidiaries.

     Nick A. Gerde. Nick A. Gerde has been the Vice President Finance and Chief Financial Officer of the Company since February 1995. He has been the Treasurer of the Company since August 1996, and

Assistant Secretary since November 1996. Mr. Gerde is also an officer and director of each of the Company's operating subsidiaries. Mr. Gerde served as Controller/CFO of Hydraulic Repair & Design, Inc., a regional hydraulic component repair and wholesale distribution company, from March 1990 through April 1993, as a Business Development Specialist with the Economic Development Council of North Central Washington from July 1993 to June 1994, and as Vice President of Televar Northwest, Inc. (a subsidiary of Orca Technologies, Inc.) from July 1994 to February 1995. See "Certain Relationships and Related Transactions." Mr. Gerde is a Certified Public Accountant.

     Sheryl A. Symonds. Sheryl A. Symonds has been the Vice President Administration and General Counsel of the Company since September 1997. Prior to joining the Company, Ms. Symonds was a partner at Stoel Rives LLP, currently the Company's primary outside legal counsel. Ms. Symonds joined Stoel Rives LLP in 1985 and became a partner in 1992. Ms. Symonds has been Secretary of the Company since August 1996 and is also Secretary of each of the Company's operating subsidiaries.

     Allen W. Dahl. Dr. Allen W. Dahl has been a director of the Company since February 1995, and of its predecessors since September 1994. Dr. Dahl is retired from practice as a physician in the Puget Sound region of Washington.

     Urs Diebold. Dr. Urs Diebold has been a director of the Company since July 1997. Dr. Diebold has been a director of Lysys AG ("Lysys"), a Swiss financing and investment management company, since September 1990. Prior to joining Lysys in 1990, Dr. Diebold was an investment advisor at the Zurich office of Credit Suisse. Dr. Diebold is also a director of one of the Company's shareholders, Capital International Fund Limited. See "Certain Relationships and Related Transactions."

     Werner Hafelfinger. Werner Hafelfinger has been a director of the Company since August 17, 1998. Mr. Hafelfinger has been Vice President of Global Manufacturing of St. Jude Medical (Cardiac Rhythm Management Division), a manufacturer of implantable medical devices, since 1984.

     Dale L. Rasmussen. Dale L. Rasmussen has been a director of the Company since June 1997. Mr. Rasmussen has been employed as the Senior Vice President and Secretary of AirSensors, Inc., now IMPCO Technologies, Inc., since 1989.

     William A. Wheeler. William A. Wheeler has been a director of the Company since June 1997. Mr. Wheeler retired from Dowty Aerospace Yakima in May 1997, where he served as President, Chief Executive Officer and Chairman of the Board of Directors since 1979.


Director Compensation
---------------------

     Pursuant to the Company's Independent Director Stock Plan (the "Director Plan"), each non-employee director of the Company receives an initial award of 500 shares of Common Stock, an annual award of $5,000 worth of Common Stock, $1,000 in cash per year for each committee on which the director serves, and an additional $500 in cash per year for serving as chairperson of a committee. The Board may elect to pay any of the cash fees in shares of Common Stock. At May 31, 1998, 31,959 shares of Common Stock had been issued pursuant to the Director Plan, 27,009 of which are fully vested, and 68,041 remain available for future grant. All directors are reimbursed for reasonable travel and other out-of-pocket expenses incurred in attending meetings of the Board of Directors. On August 14, 1998, the Board of Directors, subject to shareholder approval, amended the Director Plan as set forth in Proposal 2 of this Proxy Statement.

Vacancies
---------

     Replacement directors for vacancies resulting from an increase in the size of the Board of Directors or the resignation or removal of a director may be appointed by the Board of Directors, or may be elected by the shareholders at a special meeting. Directors so appointed or elected hold office until the next annual meeting of shareholders and until their successors are elected and qualified.

Board of Directors Meetings
---------------------------

     The Company's Board of Directors met four times during fiscal 1998. Each incumbent director attended at least 75% of all meetings of the Board of Directors and the committees of which the director was a member during the period he was a director in fiscal 1998. The Board of Directors and the committees also approved certain actions by unanimous written consent.

Committees of the Board of Directors
------------------------------------

     The Company's Board of Directors has established a Compensation Committee, a Finance and Audit Committee, a Nominating Committee, and an Option Committee.

     Compensation Committee. The Compensation Committee establishes salaries, incentives, and other forms of compensation for the chief executive officer, the chief financial officer, the general counsel, the subsidiary presidents and certain other key employees of the Company and its subsidiaries. The Compensation Committee also administers policies relating to compensation and benefits other than option grants, including the Director Plan and the Company's Employee Stock Purchase Plan. Dr. Dahl, Mr. Rasmussen and Mr. Wheeler are the current members of the Compensation Committee. The Compensation Committee met three times during fiscal 1998.

     Finance and Audit Committee. The Finance and Audit Committee reviews the Company's accounting policies, practices, internal accounting controls and financial reporting. The Finance and Audit Committee also oversees the engagement of the Company's independent auditors, reviews the audit findings and recommendations of the independent auditors, and monitors the extent to which management has implemented the findings and recommendations of the independent auditors. Mr. Rasmussen, Dr. Diebold and Mr. Wheeler are the current members of the Finance and Audit Committee. The Finance and Audit Committee met three times during fiscal 1998 and approved certain actions by unanimous written consent.

     Nominating Committee. The Nominating Committee recommends individuals to be presented to the shareholders for election or reelection to the Board of Directors. Written proposals from shareholders for nominees for directors to be elected at the 1999 annual meeting of shareholders that are submitted to the Secretary of the Company by May 4, 1999, and that contain sufficient background information concerning the nominee to enable a judgment to be made as to his or her qualifications, will be considered by the Nominating Committee. Mr. Wright, Dr. Diebold and Mr. Rasmussen are the current members of the Nominating Committee. The Nominating Committee did not meet during fiscal 1998, but approved certain actions by unanimous written consent.

     Option Committee. The Option Committee administers the Company's Amended and Restated Stock Incentive Plan, and has the duties described in that plan. Dr. Dahl, Dr. Diebold and Mr. Wheeler are the current members of the Option Committee. The Option Committee met two times during fiscal 1998.

Securities Ownership of Directors, Executive Officers and Principal Shareholders
--------------------------------------------------------------------------------

     The following table shows the Common Stock owned as of August 27, 1998 by
(1) each person known by the Company to own beneficially more than 5% of the outstanding Common Stock (each a "Principal Shareholder"); (2) each of the Company's directors; (3) the Named Executives (See "Executive Compensation") and
(4) all executive officers and directors of the Company as a group. Except as otherwise noted, the Company believes the persons listed below have sole investment and voting power with respect to the Common Stock owned by them. This table has been prepared to the best of the Company's knowledge based on the records of the Company's transfer agent and the Company's records on issuances of shares, as adjusted to reflect (a) changes in ownership documented in filings with the Securities and Exchange Commission made by certain shareholders and provided to the Company pursuant to Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); and (b) statements provided to the Company by certain shareholders.

                                                           Amount and    Percentage
                                                            Nature of            of
                                                           Beneficial        Common
Name and Address of Beneficial Owner:                   Ownership (1)         Stock
-------------------------------------                   -------------    ----------
Donald A. Wright                                         2,067,986(2)        11.66%
c/o Pacific Aerospace & Electronics, Inc.
 430 Olds Station Road
Wenatchee, WA 98801

Allen W. Dahl, M.D.                                         32,401(3)            *
7300 Madrona Drive NE
Bainbridge Island, WA 98110

Dr. Urs Diebold                                              1,900(3)            *
c/o Lysys AG
Gessnerallee 38
PO Box CH-8023
Zurich, Switzerland

Werner Hafelfinger                                           2,220(4)            *
15900 Valley View Court
Sylmar, CA 91342

William A. Wheeler                                           6,092(3)            *
2011 Lombard Lane
Yakima, WA 98902

Dale L. Rasmussen                                            2,092(3)            *
c/o IMPCO Technologies, Inc.
708 Industrial Dr.
Tukwila, WA 98188

                                       -6-


Nick A. Gerde                                              180,550(5)         1.12%
c/o Pacific Aerospace & Electronics, Inc.
430 Olds Station Road
Wenatchee, WA 98801

Sheryl A. Symonds                                          161,200(6)         1.00%
c/o Pacific Aerospace & Electronics, Inc.
430 Olds Station Road
Wenatchee, WA 98801

Deltec Holdings, Inc.                                      901,187            5.85%
14511 NE 13th Avenue
Vancouver, Washington 98668-3501

All executive officers and directors as a group          2,454,441(7)        13.59%
(8 persons)

--------------

*    Less than 1%.
(1) Shares that a person has the right to acquire within 60 days are treated as outstanding for determining the amount and percentage of Common Stock owned by such person but are not deemed to be outstanding as to any other person or group.
(2) Includes (a) 32,666 shares held by Ragen MacKenzie, Incorporated, custodian for Donald A. Wright, in two IRA accounts, (b) 1,500 shares issuable upon exercise of warrants, (c) 100,000 shares issuable upon exercise of another warrant and (d) 1,643,536 shares issuable upon exercise of vested stock options. Does not include 39,024 unvested stock options.
(3) Includes 825 unvested shares issued pursuant to the Director Plan on October 8, 1997 which will vest at the 1998 annual Board of Directors meeting if certain conditions have been satisfied.
(4)  Includes 600 shares issued on August 17, 1998, pursuant to the Director
     Plan, 100 shares of which will vest at the next annual Board of Directors meeting if certain conditions have been met.
(5) Includes (a) 4,000 shares issuable upon exercise of warrants, (b) 25,000 shares issuable upon exercise of another warrant, and (c) 136,300 shares issuable upon exercise of vested stock options. Does not include 9,756 unvested stock options.
(6) Includes (a) 500 shares issuable upon exercise of warrants and (b) 160,000 shares issuable upon exercise of vested stock options.
(7) Includes currently exercisable warrants, other warrants and options to purchase up to 2,070,836 shares of Common Stock.

Executive Compensation
----------------------

     The following table sets forth in summary form the compensation paid by the Company to the Chief Executive Officer and to the Company's three most highly compensated executive officers (the "Named Executives") for services in all capacities to the Company for the last three fiscal years:

                                                            Annual            Long-Term
                                                         Compensation       Compensation
                                                         ------------    ------------------
                                                                            Securities
                                                Fiscal                      Underlying          Other Annual
Name and Principal Position                       Year     Salary($)     Options/SARs(#)(1)  Compensation($)(2)
---------------------------                     ------     ---------     ------------------  ------------------
Donald A. Wright.............................    1998       192,000            275,000              4,800
   CEO and President                             1997       160,000            920,000                400
                                                 1996       110,577             15,000                400

                                                        -7-


Nick A. Gerde................................    1998       100,000             40,000              2,400
   CFO, VP Finance, Treasurer                    1997        84,160             38,333                  0
   and Assistant Secretary                       1996        62,500              8,333                  0

Sheryl A. Symonds(3).........................    1998       105,000            125,000                  0
   VP Administration, General
   Counsel and Secretary

--------------

(1)  Represents exercisable warrants and options to purchase shares of Common
     Stock. See "Aggregated Options and Fiscal Year-End Option Values."
(2) Represents estimated value of the personal use of a company car and other miscellaneous benefits.
(3) Represents the compensation received by Ms. Symonds during the nine months since she joined the Company. Under her employment agreement, Ms. Symonds received salary at an annual rate of $140,000 for fiscal year 1998.

     Option Grants

     The following table sets forth information on grants of stock options by the Company during the year ended May 31, 1998 to the Named Executives:

                                  Securities        % of Total
                                  Underlying   Options Granted     Exercise or     Market Price
                             Options Granted   to Employees in      Base Price    on Grant Date
Name                                     (#)       Fiscal Year       ($/Share)        ($/Share)       Expiration Date
----                         ---------------   ---------------    ------------    -------------   -------------------
Donald A. Wright.............        650,000             58.4%    4.72 to 6.13     4.72 to 6.13     2/9/08 to 5/28/08
Nick A. Gerde................         75,000              6.7%    3.00 to 6.13     3.00 to 6.13     6/2/07 to 5/28/08
Sheryl A. Symonds............        160,000             14.4%    4.00 to 6.13     4.00 to 6.13    7/18/07 to 5/28/08

     Aggregated Options and Fiscal Year-End Option Values

     The following table summarizes the aggregate stock options and warrants, and their market values at May 31, 1998, held by the Named Executives:

                                          Number of Securities            Value of Unexercised
                                         Underlying Unexercised           In-the-Money Options
                                          Options at FY-end(#)                at FY-end($)
                                       ---------------------------   ------------------------------
Name                                   Exercisable   Unexercisable   Exercisable(1)   Unexercisable
----                                   -----------   -------------   --------------   -------------
Donald A. Wright....................     1,349,024         433,536        2,345,101          58,536
Nick A. Gerde.......................       121,422          49,634          344,880          14,634
Sheryl A. Symonds...................       125,000          35,000          229,625              --

(1) Value of exercisable options and warrants having exercise prices of less than $6.125 per share, the closing price of the Common Stock on May 29, 1998.


     Compensation Committee Interlocks and Insider Participation

     The Compensation Committee is composed of William A. Wheeler, Allen W. Dahl and Dale L. Rasmussen, none of whom are employees or current or former officers of the Company.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Committee. The Compensation Committee of the Board of Directors (the "Committee") is composed of three non-employee directors: William A. Wheeler, Chairman, Allen W. Dahl, and Dale L. Rasmussen. No member of the Compensation Committee has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity. From time to time, officers of the Company attend meetings of the Committee. However, no officer is present during discussions or deliberations regarding his or her own compensation.

     Responsibilities of the Committee. The Committee's purpose is to provide a compensation environment that will support and assist in fulfilling the corporate mission and purpose. The Committee is responsible for developing and making recommendations to the Board with respect to the Company's compensation policies, reviewing the performance of the Company's Chief Executive Officer, and determining the level of compensation to be paid to executive officers and certain key employees of the Company. The Committee coordinates its efforts with the Company's Option Committee with respect to the grant of stock options to executive officers and key employees under the Company's Amended and Restated Stock Incentive Plan (the "Stock Incentive Plan"). The Committee also administers the Company's Independent Director Stock Plan and the Company's Employee Stock Purchase Plan.

     Executive Compensation. The Company's executive compensation program is designed to support the achievement of Company goals and to ensure that the interests of executive officers and key employees are aligned with the success of the Company. Consequently, a significant portion of the compensation of executive officers and key employees is through the grant of options under the Stock Incentive Plan. The Committee believes that tying a significant portion of executive compensation to the growth of the Company's stock price helps align the interests of management with those of the Company's shareholders.

     Compensation of the Chief Executive Officer. Mr. Wright's annual salary increased to $192,000 at the beginning of fiscal 1998 and to $220,800 at the beginning of fiscal 1999, in accordance with his employment agreement. The Committee reviewed Mr. Wright's base salary in May 1998 in light of the Company's continued growth and the planned acquisition of Aeromet International plc. The Committee determined that, based on Mr. Wright's increasing level of responsibility as a result of the increasing size and geographic scope of the Company, Mr. Wright's salary for fiscal 1999 should be increased to the level of his contractual annual salary for fiscal 2000. Accordingly, in May 1998, the Committee approved an increase in Mr. Wright's annual salary to $253,920, to become effective when the Company reached an annualized sales level of $100 million or when the Company closed the acquisition of Aeromet, which occurred on July 30, 1998. The Committee continued to place an emphasis on pay for performance, which is reflected in the grants to Mr. Wright in fiscal 1998 of options to purchase an aggregate of 650,000 shares of Common Stock. These grants were awarded to Mr. Wright in recognition of his strategic leadership and success in acquisition and corporate development endeavors.

     Annual Salaries. Annual salaries for the named executive officers are set pursuant to the terms of employment agreements with Mr. Wright, Mr. Gerde and Ms. Symonds. Mr. Wear, Mr. Vandekieft and Mr. Crighton, as Presidents of the Company's operating groups, also have employment agreements that establish their annual salaries. Annual salaries under the employment agreements are subject to increase on an annual basis in accordance with the terms of those agreements. All of these employment agreements are approved by the Committee when they are first signed. From time to time, the Committee has also elected to review these contracts annually. In May and July 1998, the Committee reviewed the salary levels of the executive officers and the Aerospace and Electronics groups presidents. The Committee determined that each of their salary levels should be increased in order to remain competitive with industry standards and in recognition of the increased responsibility of each of them as a result of the acquisitions in fiscal 1998.

     Long-Term Incentive Compensation. The Stock Incentive Plan is a long-term incentive plan for executives, managers, and other employees of the Company. The objective of the Plan is to align employee and shareholder long-term interests by creating a strong and direct link between compensation and shareholder value. The Plan authorizes the Board of Directors, or a committee thereof, to award stock options to officers and other employees of the Company, as well as to directors and consultants. The Board of Directors has designated the Option Committee to administer the Stock Incentive Plan, and the Committee works with the Option Committee with respect to the grant of options to executive officers and key employees. Stock options are granted at an exercise price not less than 100% of the fair market value of the Company's Common Stock on the date of grant. The amount of stock option grants to an individual depends on the person's level of responsibility in the Company and the person's job performance. Stock options granted under the Plan may contain vesting provisions. Options granted to Mr. Wright, Mr. Gerde and Ms. Symonds in May 1998 were granted subject to a vesting requirement that the Company have reached an annualized sales level of $100 million or closed the acquisition of Aeromet (which had the effect of exceeding the $100 million sales level). All options granted during fiscal 1998 were non-statutory stock options.

     Deductibility. Section 162(m) of the Internal Revenue Code of 1986, as amended, limits to $1 million per person the amount that the Company may deduct for compensation paid to any of its most highly compensated officers unless the compensation is performance based. The levels of compensation paid by the Company have not exceeded this limit. Although it may be possible in any given year for option exercises to cause an officer's total compensation for that year to exceed $1 million, the Committee believes that any options granted under the Stock Incentive Plan would meet the requirement of being performance-based and would, therefore not be subject to the $1 million limit on deductibility.

Respectfully submitted,

William A. Wheeler, Chairman
Allen W. Dahl
Dale L. Rasmussen

     Performance Graph

     The following graph shows a comparison of the cumulative total return on the Company's common stock, the Standard & Poor's ("S&P") 500 Index and the S&P Aerospace/Defense Index, a published industry index, for the period beginning May 16, 1995 (the date on which the Common Stock was first registered under Section 12 of the Exchange Act), and ending May 31, 1998. The graph assumes that $100 was invested on May 16, 1995, in the Company's Common Stock, the S&P 500 Index and the industry index, and that all dividends were reinvested. The stock price information shown on the graph below is not necessarily indicative of future price performance.

[line graph depicting performance omitted]

Company/Index Name                           5/16/95   5/31/95   5/31/96   5/31/97   5/31/98
------------------                           -------   -------   -------   -------   -------
Pacific Aerospace & Electronics, Inc.            100        81        61        45        91
S&P 500 Index                                    100       101       127       161       207
S&P Aerospace/Defense Index                      100       102       141       140       178


     Employment Agreements

     The Company has entered into employment agreements with each of the Named Executives. The employment agreements employ Mr. Wright through fiscal 2003, Mr. Gerde through fiscal 2000 and Ms. Symonds through fiscal 2002. The employment agreements provide for an annual salary in fiscal 1999 of $253,920, $130,000 and $163,300 for Mr. Wright, Mr. Gerde and Ms. Symonds, respectively. The employment agreements also provide for the annual grant to each of the Named Executives of options to purchase up to 275,000, 25,000 and 50,000 shares of Common Stock, respectively. The exercise price of such options will be equal to the fair market value of the Common Stock on the date of grant.

Each option will contain vesting and other terms as are approved by the Board of Directors, and will expire ten years after the date of grant. If a Named Executive's employment with the Company is terminated without cause, or if there is a change of control, as those terms are defined in their employment agreements, the Company will be required to make severance payments equal to, in the case of Mr. Wright, twice Mr. Wright's then-current annual base salary, in the case of Mr. Gerde, six months of Mr. Gerde's then-current annual base salary and, in the case of Ms. Symonds, eighteen months of Ms. Symonds' then-current annual base salary. Under these employment agreements, Mr. Wright and Mr. Gerde agree not to compete with the Company for two years following termination of employment.


Compliance With Section 16(a) Beneficial Ownership Reporting Requirements
-------------------------------------------------------------------------

     Based solely on a review of Forms 3, 4 and 5, as amended, furnished to the Company pursuant to Rule 16a-3(e) during fiscal 1998, and on written representations of the Company's officers, directors, or principal shareholders ("Reporting Persons") that no other reports were required, the Company believes that, during the fiscal year ended May 31, 1998, the Reporting Persons complied in all material respects with all applicable filing requirements under Section 16(a) of the Exchange Act, except that Mr. Wright filed one Form 5 two days late, and Mr. Gerde and Ms. Symonds each filed one Form 5 one day late, each of which was amended in August 1998.


Certain Relationships and Related Transactions
----------------------------------------------

     The Company has entered into employment agreements with Mr. Wright, Mr. Gerde and Ms. Symonds. See "Executive Compensation--Employment Agreements."

     Dr. Diebold, a director of the Company, is also a director of Lysys and a director of Capital International Fund Limited (the "CI Fund"), a shareholder of the Company. Lysys provided placement agency services in connection with certain capital raising transactions in May 1996, November 1997 and May 1998. The May 1996 transaction involved the issuance by the Company of 838,470 shares of Common Stock to private investors for gross proceeds of approximately $3.4 million, from which Lysys was paid a commission of $235,000. The Company also issued 30,000 shares of Common Stock to a designee of Lysys as additional compensation in connection with that offering. The November 1997 transactions involved the issuance by the Company of 524,000 shares of Common Stock and $4,050,000 in principal amount of promissory notes to private investors, one of which was the CI Fund. Lysys received a $320,000 fee for its services in that transaction, of which $142,000 was paid directly to Dr. Diebold. The May 1998 transaction involved the issuance by the Company of 170,000 shares of its Series B Convertible Preferred Stock to third-party investors for gross proceeds to the Company of $17.0 million, after the release of a $7 million escrow on July 30, 1998. Lysys received $425,000 in placement agency fees for its services in the Series B Preferred transaction, none of which was paid to Dr. Diebold.

     In June 1997, the Company announced a plan to form an Information Technology Group and to acquire six companies for that group. The Company entered into nonbinding letters of intent with six potential target companies for inclusion in that group, including Orca Technologies, Inc. ("Orca") and Brigadoon.com, Inc. ("Brigadoon"), two development stage internet service providers. In connection with the proposed acquisitions, the Company advanced operating funds to Brigadoon and Orca and guaranteed a $1.3 million bank line of credit and a $373,000 equipment lease to Orca. In December 1997, the Company announced that after completing due diligence investigations it had determined to terminate the letters of intent and related operating agreements. As a part of terminating its effort to develop an information technology group, in April 1998 the Company completed a debt restructuring arrangement with Orca under which (i) $4.2 million of indebtedness from Orca and its subsidiaries to the Company was converted into 2,109,709 shares of Orca common stock, (ii) Orca granted the Company certain demand and piggyback registration rights with regard to those shares and (iii) the Company agreed to continue guaranteeing Orca's credit facility and equipment lease, subject to certain time limitations. In addition, Orca delivered to the Company a $950,000 promissory note (the "Orca Note") in exchange for (i) $1.3 million in promissory notes made by Brigadoon to the Company, (ii) a common stock purchase warrant held by the Company to purchase a 12.5% fully diluted interest in Brigadoon common stock,
(iii) the Company's collection lawsuit against Brigadoon and (iv) the Company's claim in an involuntary bankruptcy action against Brigadoon. The Orca Note matures in April 2003 and accrues interest at 8% per annum. Under the Orca Note, Orca is obligated to pay interest only for the first year and to then make fully-amortizing monthly payments of principal plus interest for the final four years of the note term. The Company currently owns 2,289,309 shares of Orca common stock, which the Company believes as of May 31, 1998 represents approximately 19.5% of Orca's outstanding common stock. The Company also subleases approximately 95% of the square footage of its Bothell, Washington office space to Orca for an equivalent percentage of the lease payment for that space. Roger Vallo and Donald Cotton, who were directors of the Company until January 1998, are directors, and Mr. Vallo is CEO, of Orca. Mr. Wright and Mr. Gerde were directors of Orca until June 1997 and shareholders of Orca until May 1998, and personally guaranteed or indemnified certain obligations of Orca. In May 1998, Mr. Wright and Mr. Gerde sold their Orca shares in private transactions. Dr. Dahl continues to be a shareholder of Orca.

     In June 1997, the Company entered into a financial services agreement with Liviakis Financial Communications, Inc. to provide financial and public relations services to the Company. In connection with that consulting agreement, the Company issued to Liviakis and Robert B. Prag, one of its principals, warrants to purchase an aggregate of 1,290,000 shares of Common Stock, which resulted in their beneficially owning more than 5% of the outstanding Common Stock as of May 31, 1998. In August 1998, the Company, Liviakis and Mr. Prag entered into an agreement in which (a) a finder's fee claim by Liviakis was resolved in exchange for the Company's issuance of an aggregate of 590,000 shares of Common Stock to Liviakis and Mr. Prag, and (b) Liviakis and Mr. Prag transferred the warrants previously issued to them to the Company for cancellation.

          PROPOSAL 2 - APPROVAL OF THE AMENDED AND RESTATED INDEPENDENT
                       DIRECTOR  STOCK PLAN
                       ------------------------------------------------

Introduction
------------

     The Company's Independent Director Stock Plan (the "Director Plan") was approved at the Company's 1995 annual meeting of shareholders. The Director Plan provides for the award of shares of Common Stock to non-employee directors of the Company to attract, reward, and retain the best available personnel to serve as directors and to provide added incentive to such persons by increasing their ownership interest in the Company.

Proposed Amendments to the Director Plan
----------------------------------------

     On August 14, 1998, the Board of Directors of the Company approved the Amended and Restated Independent Director Plan (the "Amended Director Plan"), subject to shareholder approval at the Annual Meeting. The proposed amendments to the Director Plan (1) increase the number of shares of Common Stock ("Shares") reserved for issuance under the Director Plan from 100,000 to 500,000 Shares, (2) provide for the award of non-qualified stock options, instead of Shares, to non-employee directors of the Company, and (3) change the formula for determining the fair market value of the Shares. The Board of Directors believes that the grant of stock options instead of Shares helps to provide non-employee directors with an incentive for continued service and to more closely align their interests with those of the shareholders.

     The description of the Amended Director Plan contained in this Proxy Statement is qualified in its entirety by the text of the Amended and Restated Independent Director Stock Plan attached as Appendix A to this Proxy Statement.

                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
            THE AMENDED AND RESTATED INDEPENDENT DIRECTOR STOCK PLAN,
               AS SET FORTH IN APPENDIX A TO THIS PROXY STATEMENT.

Description of the Amended Director Plan
----------------------------------------

     The principal provisions of the Amended Director Plan are summarized below. Unless otherwise indicated, the terms of the Amended Director Plan described below are substantially identical to the terms of the Director Plan.

     Administration. The Amended Director Plan may be administered by the Board of Directors or by a committee of directors of the Company. The Board has delegated to the Compensation Committee the responsibility of administering the Director Plan, and the Compensation Committee will continue to administer the Amended Director Plan. Subject to the requirements of the Amended Director Plan, the Compensation Committee will have the authority to, among other things, determine the fair market value of the Common Stock, interpret the Amended Director Plan and prescribe, amend, and rescind rules and regulations relating thereto, and make all determinations deemed necessary or advisable to administer the Amended Director Plan. However, only the Board of Directors may suspend, amend or terminate the Amended Director Plan. No director may vote on any action by the Board with respect to any matter relating to an award to or held by such director. The Amended Director Plan will be administered in accordance with Rule 16b-3 adopted under the Exchange Act, and Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations thereto.

     Eligibility. Awards may be made under the Amended Director Plan only to Independent Directors. The term "Independent Director" means a director who is not an employee of the Company or any of its subsidiaries.

     Amendment. The Amended Director Plan may not be amended without the approval or ratification of the shareholders of the Company if such amendment would (i) increase the number of shares that are reserved for issuance under the Plan, (ii) permit awards to persons other than Independent Directors, or (iii) require shareholder approval under any applicable law.

     Shares Available. Under the Director Plan, a maximum of 100,000 Shares were reserved for issuance thereunder. Upon shareholder approval of the proposed amendements, a maximum of 500,000 Shares will be reserved for issuance under the Amended Director Plan, subject to adjustment as provided therein. If an option granted under the Amended Director Plan is forfeited to the Company, the number of Shares reserved for issuance under such option will again become available for issuance under the Amended Director Plan. Upon the exercise of an option, the number of Shares reserved for issuance under the Amended Director Plan will be reduced by the number of Shares issued upon exercise of the option.

     Determination of Fair Market Value. Under the Director Plan, the fair market value of a Share is determined by the closing price for the Common Stock (as listed on any established stock exchange or national market system or as quoted by a recognized securities dealer) on the trading day preceding the day of determination. Upon shareholder approval of the proposed amendments, the fair market value of a Share will be determined by the average closing price for the Common Stock (as listed or quoted) for the five trading days immediately preceding the day of determination.

     Term. Unless earlier suspended or terminated by the Board, the Amended Director Plan will continue in effect until the earlier of: (i) ten years from the date on which the Director Plan was first adopted by the Board, and (ii) the date on which all Shares available for issuance under the Amended Director Plan have been issued.

     Initial Award. The Director Plan provides that each Independent Director will receive 500 Shares upon such Independent Director's first appointment or election to the Board of Directors ("Initial Award"), whether by the shareholders of the Company or by the Board to fill a vacancy. Upon shareholder approval of the proposed amendments, the Initial Award will instead consist of an option to purchase 2,500 Shares at an exercise price equal to Fair Market Value on the date of grant, and which will be exercisable for a period of ten years from the date of grant.

     Annual Award. Each Independent Director also receives an additional award on an annual basis (the "Annual Award"), each time he or she is elected to the Board (or, if directors are elected to serve terms longer than one year, as of the date of each annual shareholders' meeting during that term). Under the Director Plan, the Annual Award consists of a number of shares in an amount determined in accordance with a formula set out in the Director Plan. Under the Amended Director Plan as proposed, the Annual Award will consist of an option to purchase 10,000 Shares at an exercise price equal to Fair Market Value on the date of grant, and which will be exercisable for a period of ten years from the date of grant. If an Independent Director is elected or appointed to the Board at any time other than at the annual meeting of shareholders, the Annual Award will be a fraction of 10,000, rounded to the nearest 100 shares. Subject to shareholder approval of the Amended Director Plan, each Independent Director elected at the Annual Meeting will receive an Annual Award.

     Vesting and Forfeiture. Options granted under the Amended Director Plan are subject to the same vesting and forfeiture provisions as Shares issued under the Director Plan. Options granted pursuant to an Initial Award will be fully vested upon the date of the Award. Options granted pursuant to an Annual Award will vest in full on the first anniversary following the date of the Annual Award if the Independent

Director has attended at least 75% of the regularly scheduled meetings of the Board during that year (the "Vesting Period"). If an Independent Director does not attend at least 75% of the regularly scheduled meetings of the Board during the Vesting Period, the options granted pursuant to that Annual Award will expire and be forfeited without having vested. If a director ceases to be an Independent Director for any reason other than death or disability before his or her last Annual Award vests, the options granted pursuant to that Annual Award will be forfeited. However, the Board may waive or modify the application of these expiration provisions before the end of the Vesting Period, by unanimous vote. If an Independent Director is unable to continue his or her service as a director as a result of his or her disability or death, unvested options of such Independent Director will immediately become vested as of the date of disability or death. In the event of a merger, consolidation or plan of exchange to which the Company is a party and in which the Company is not the survivor, or a sale of all or substantially all of the Company's assets, any unvested options will vest automatically upon the closing of such transaction.

     Shareholder Rights. The recipient of any Award under the Amended Director Plan will not have any rights as a shareholder of the Company with respect to any Shares until the date of issuance to the recipient of a stock certificate for such Shares.

     New Plan Benefits. Under the Amended Director Plan, each Independent Director will receive an Annual Award of an option to purchase 10,000 Shares at an exercise price equal to the Fair Market Value on the date of grant, which will be exercisable for a period of ten years from the date of grant and which is subject to the vesting provisions described above. The following table sets forth the awards that would have been received by all current Independent Directors, as a group, had the Amended Director Plan been in effect during the last fiscal year:

                                                         Number        Average per Share
Identity of Group                                    of Options       Exercise Price (1)
-----------------                                    ----------      -------------------
All directors who are not executive officers,
as a group (5 persons).............................      50,000             $4.719

(1) For purposes of this table, the exercise price per Share was determined as if the Annual Award had been granted on October 8, 1997, the date of the 1997 annual meeting of the shareholders.

        PROPOSAL 3 - RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
                     ---------------------------------------------------

     Moss Adams LLP was previously the principal independent accountant for the Company. On April 17, 1998, the appointment of Moss Adams LLP was terminated, and KPMG Peat Marwick LLP was engaged, as the Company's principal independent accountant. The decision to change principal independent accountants was approved by the Finance and Audit Committee of the Company's Board of Directors.

     In connection with the audits for fiscal years ended May 31, 1996 and May 31, 1997, and the subsequent interim period through April 17, 1998:

     (a) the reports of Moss Adams LLP contained no adverse opinion or disclaimer of opinion, or modification as to uncertainty, audit scope or accounting principles; and

     (b) there were no disagreements with Moss Adams LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which, if not resolved to the satisfaction of Moss Adams LLP, would have caused it to make reference to the subject matter of the disagreement in connection with its reports.

     The Board of Directors has directed that the selection of KPMG Peat Marwick LLP as the Company's principal independent accountant for the fiscal year ending May 31, 1999, be submitted for ratification by the shareholders at the Annual Meeting. If the appointment of KPMG Peat Marwick LLP is not ratified, the selection of other auditors will be considered by the Board of Directors.

     The Company has been advised by KPMG Peat Marwick LLP that neither that firm nor any of its associates has any relationship with the Company or its subsidiaries other than the usual relationship that exists between independent public accountants and clients. KPMG Peat Marwick LLP will have one or more representatives at the Annual Meeting who will be available to respond to appropriate questions from shareholders.

                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
            RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK LLP
        AS INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING MAY 31, 1999.


                 SHAREHOLDER PROPOSALS FOR 1999 ANNUAL MEETING
                 ---------------------------------------------

     Any shareholder proposal intended for inclusion in proxy materials for the Company's 1999 annual meeting of shareholders must be received in proper form by the Company at its principal office no later than May 4, 1999.


                                  OTHER MATTERS
                                  -------------

     The Board of Directors is not aware of any business other than that discussed above that will be presented for consideration at the Annual Meeting. If other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote on such matters in accordance with their best judgment.


                     ANNUAL REPORT AND FINANCIAL STATEMENTS
                     --------------------------------------

     Copies of the Company's 1998 Annual Report to Shareholders and Annual Report on Form 10-K, which includes the Company's financial statements for the fiscal year ended May 31, 1998, accompany this Proxy Statement. Neither the Annual Report nor the Form 10-K are to be treated as part of or incorporated by reference into the proxy solicitation material.


     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, WE HOPE THAT YOU WILL HAVE YOUR STOCK REPRESENTED BY COMPLETING, SIGNING, DATING AND RETURNING YOUR ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE AS SOON AS POSSIBLE.


                                       By Order of the Board of Directors,

                                       /s/ DONALD A. WRIGHT

                                       Donald A. Wright
                                       Chairman of the Board,
                                       Chief Executive Officer and President


September 4, 1998

                                                                      Appendix A


                      PACIFIC AEROSPACE & ELECTRONICS, INC.

              AMENDED AND RESTATED INDEPENDENT DIRECTOR STOCK PLAN


1. Purpose. The purposes of this Amended and Restated Independent Director Stock Plan are to attract, reward, and retain the best available personnel to serve as directors of Pacific Aerospace & Electronics, Inc., a Washington corporation (the "Company"), and to provide added incentive to the non-employee directors of the Company to serve as Directors by increasing the ownership interest of non-employee directors of the Company.

2. Definitions. As used herein, the following definitions shall apply:

     2.1 "Award" means an Initial Award and/or an Annual Award, as defined in
Section 5.3 and 5.4, respectively.

     2.2 "Board" means the Board of Directors of the Company.

     2.3 "Code" means the Internal Revenue Code of 1986, as amended.

     2.4 "Common Stock" means the common stock of the Company, par value $.001 per Share.

     2.5 "Company" means Pacific Aerospace & Electronics, Inc., a Washington corporation.

     2.6 "Director" means a member of the Board.

     2.7 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     2.8 "Fair Market Value" means the value of a share of Common Stock determined as follows:

          (a) if the Common Stock is listed on any established stock exchange or a national market system, including without limitation the National Market System of the National Association of Securities Dealers, Inc., Automated Quotation System ("NASDAQ"), the average closing sales price for such stock (or the average closing bid, if no sales were reported, as quoted on such system or exchange (or the exchange with the greatest volume of trading in Common Stock)), for the five trading days immediately before the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable;

          (b) if the Common Stock is quoted on the NASDAQ (but not on the National Market System thereof) or regularly quoted by a recognized securities dealer but selling prices are not reported, then the average of the high and low asked prices for the Common Stock for the five trading days immediately before the date of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable; or

          (c) in the absence of an established market for the Common Stock, then as determined in good faith by the Board.

     2.9 "Independent Director" means a Director who is not an employee of the Company or any Parent or Subsidiary thereof. The payment of a Director's fee by the Company shall not be sufficient in and of itself to constitute employment by the Company.

     2.10 "Option" shall mean an option to purchase Shares, which is not intended to qualify as an incentive stock option under Section 422 of the Code, which shall have an exercise price equal to Fair Market Value on the date of grant, and which shall have a duration of ten (10) years from the date of grant.

     2.11 "Parent" means a parent corporation, whether now or hereafter existing, as defined in Section 425(e) of the Code.

     2.12 "Plan" means this Independent Director Stock Plan, as amended.

     2.13 "Plan Administrator" means the administrator of this Plan as described in Section 4.1.

     2.14 "Share" means a share of Common Stock.

     2.15 "Subsidiary" means a subsidiary corporation, whether now or hereafter existing, as defined in Section 425(f) of the Code.

3. Shares Subject to this Plan. Subject to Section 8 of this Plan, the total number of Shares reserved for issuance under this Plan shall not exceed 500,000 Shares, as such Shares were constituted on the effective date of this Plan. If any Share awarded under this Plan is forfeited pursuant to Section 6.1 or 6.2, such Share shall again be available for purposes of this Plan.

4. Administration of this Plan.

     4.1 Administration. Except as otherwise required herein, this Plan shall be administered by the Board or, if the Board shall authorize a committee to administer this Plan, by such committee to the extent so authorized; provided, however, that only the Board may suspend, amend or terminate this Plan as provided in Section 9. No Director shall vote on any action by the Board with respect to any matter relating to an award held by such Director. The administrator of this Plan is referred to as the "Plan Administrator."

     4.2 Powers of the Plan Administrator. Subject to the specific provisions of this Plan, the Plan Administrator shall have the authority, in its discretion:
(i) to determine, on review of relevant information and in accordance with
Section 2.8 of this Plan, the Fair Market Value of the Common Stock; (ii) to interpret this Plan; (iii) to prescribe, amend, and rescind rules and regulations relating to this Plan; (iv) to authorize any person to execute on behalf of the Company any instrument required to effectuate an Award previously granted hereunder; and (v) to make all other determinations deemed necessary or advisable to administer this Plan. The interpretation and construction by the Plan Administrator of any terms or provisions of this Plan, any Awards made hereunder, or of any rule or regulation promulgated in connection herewith, and all actions taken by the Plan Administrator, shall be conclusive and binding on all interested parties.

     4.3 Limited Liability. No member of the Board or the Plan Administrator or officer of the Company shall be liable for any action or inaction of the entity or body, or another person or, except in circumstances involving bad faith, of himself or herself.

     4.4 Exchange Act. At any time that the Company has a class of securities registered pursuant to Section 12 of the Exchange Act, the Board and the Plan Administrator shall administer this Plan in accordance with Rule 16b-3 adopted under the Exchange Act, as such rule may be amended from time to time, and Awards made to Independent Directors shall be subject to the applicable provisions of Rule 16b-3 or any successor thereto and to such additional conditions or restrictions as may be required to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

5. Awards

     5.1 Eligibility. Awards may be made pursuant to this Plan only to Independent Directors. All Awards hereunder shall be made automatically in accordance with the terms set forth in this Section 5. No person shall have any discretion to select which Independent Directors shall receive Awards or to determine the number of Shares to be subject to Awards. Employee directors who cease to be employees of the Company or any Parent or Subsidiary of the Company but who continue as directors shall become eligible for Awards pursuant to this Plan, as if they were newly elected directors, as of the date they cease to be employees.

     5.2 Shareholder Approval of Plan. No Awards may be made under this Plan unless and until shareholder approval of this Plan has been obtained in accordance with Section 12 hereof.

     5.3 Initial Award. Each Independent Director shall receive an Option to purchase 2,500 Shares (the "Initial Award"), which shall be granted upon such Independent Director's first election or appointment to the Board, whether by the shareholders of the Company or by the Board to fill a vacancy.

     5.4 Annual Award. Each Independent Director also shall be awarded an Option to purchase 10,000 Shares (the "Annual Award"), on an annual basis, which shall be granted each time he or she is elected to the Board (or, if Directors are elected to serve terms longer than one year, as of the date of each annual shareholders' meeting during that term). Notwithstanding the foregoing, the Annual Award made to any Independent Director elected or appointed to the Board at any time other than at the annual meeting of shareholders shall be equivalent to the product of 10,000 multiplied by a fraction whose numerator is the number of days between the date of election or appointment to the Board and the next annual meeting of shareholders, and whose denominator is 365, which product shall be rounded to the nearest 100 Shares.

     5.5 Other Fees. The Plan Administrator may also authorize the issuance of Shares under this Plan in lieu of any cash payment of fees payable to non-employee Directors, under directors' compensation programs adopted by the Board with respect to services provided by Independent Directors on committees or as chairs of committees or officers of the Company; provided that such issuance would not impede the purposes of this Plan or the qualification of the Plan for the maximum exemption from Section 16 of the Exchange Act. The number of Shares issued pursuant to this Section 5.5, if any, in lieu of any particular fee shall be the cash amount of the fee divided by the Fair Market Value of a Share on the date the fee is earned.

     5.6 Limitations. If any Award granted under this Plan would cause the number of Shares issued pursuant to this Plan to exceed the maximum aggregate number permitted hereunder, then the number of shares issuable upon exercise of an Option granted pursuant to each such Award shall be for that number of Shares determined by dividing the total number of Shares remaining available for issuance by the number of Independent Directors eligible for grant of an Award on the Award date. Thereafter, no further Awards shall be made until such time, if any, as additional Shares become available under this Plan through action of the shareholders to increase the number of Shares that may be issued under this Plan or through forfeiture of Awards previously awarded hereunder.

6. Vesting and Forfeiture.

     6.1 Vesting. Options granted pursuant to an Initial Award shall be fully vested upon the date of the Award. Options granted pursuant to an Annual Award shall vest in full on the first anniversary following the date of the Annual Award if the Independent Director has attended at least 75% of the regularly scheduled meetings of the Board, in person or by telephone, during that year. If an Independent Director does not attend at least 75% of the regularly scheduled meetings of the Board between the date of award of an Annual Award and the first anniversary thereof, the Options granted pursuant to that Annual Award shall automatically expire and be forfeited without having vested. The foregoing vesting requirement may be waived or modified prior to the first anniversary date of any Annual Award by unanimous vote of the Board of Directors.

     6.2 Termination of Status as a Director. If a Director ceases to be an Independent Director for any reason other than death or disability before his or her last Annual Award vests, the Options granted pursuant to that Annual Award shall be forfeited. This requirement may be waived or modified prior to the first anniversary date of any Annual Award by unanimous vote of the Board of Directors.

     6.3 Disability of Director. Notwithstanding Sections 6.1 or 6.2 above, if an Independent Director is unable to continue his service as a Director as a result of his or her permanent and total disability (as defined in Section 22(e)(3) of the Code), unvested Options of such Independent Director shall become immediately vested.

     6.4 Death of Director. In the event of the death of an Independent Director, unvested Options of such Independent Director shall become vested as of the date of death.

     6.5 Option Agreements. Immediately following each Award date, the Company will deliver to the Plan Administrator option agreements in the name of the Award recipients representing the Options granted to each recipient on that Award date. In the case of an Initial Award, the Plan Administrator shall promptly deliver each option agreement to the relevant Independent Director. The Plan Administrator shall hold the option agreements representing unvested Options until the Options have been vested in accordance with Section 6.1. Any option agreements representing Annual Awards that fail to vest shall be returned to the Company for immediate cancellation. Any option agreements covering vested Options shall be delivered to the relevant Independent Director as soon as practicable after the Options vest. Any option agreement representing Options held by the Plan Administrator for an Independent Director who has died shall be delivered as soon as practicable to the participant's beneficiary previously designated to the Plan Administrator in writing by the Director, or if no such designation exists, to the Director's estate.

     6.6 Shareholder Rights. The recipient of any Award under this Plan shall have no rights as a Shareholder with respect to any Shares until the date of issuance to the recipient of a stock certificate for such Shares.

     6.7 Status Before Full Vesting. No Independent Director may transfer any interest in unvested options to any person other than the Company.

7. Effect of Merger, Sale of Assets, Liquidation or Dissolution. In the event of a merger, consolidation or plan of exchange to which the Company is a party and in which the Company is not the survivor, or a sale of all or substantially all of the Company's assets, any unvested Options shall vest automatically upon the closing of such transaction.

8. Securities Regulations.

     Shares shall not be issued with respect to any Award made under this Plan unless the making of the Award, the exercise of the Option and issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, any applicable state securities laws, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, applicable laws of foreign countries and other jurisdictions and the requirements of any quotation service or stock exchange on which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance, including the availability of an exemption from registration for the issuance and sale of any Shares hereunder. The inability of the Company to obtain, from any regulatory body having jurisdiction, the authority deemed by the Company's counsel to be necessary for the lawful issuance and sale of any Shares hereunder or the unavailability of an exemption from registration for the issuance and sale of any Shares hereunder shall relieve the Company of any liability with respect of the nonissuance or sale of such Shares as to which such requisite authority shall not have been obtained.

     In connection with the exercise of an Option and issuance of Shares under this Plan, the Company may require recipients to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any relevant provision of the aforementioned laws. The Company may place a stop-transfer order against any Shares on the official stock books and records of the Company, and a legend may be stamped on stock certificates to the effect that the Shares may not be pledged, sold or otherwise transferred unless an opinion of counsel is provided (concurred in by counsel for the Company) stating that such transfer is not in violation of any applicable law or regulation. The Company also may require such other action or agreement by Award recipients as may from time to time be necessary to comply with federal and state securities laws. THIS PROVISION SHALL NOT OBLIGATE THE COMPANY TO UNDERTAKE REGISTRATION OF OPTIONS OR SHARES ISSUED PURSUANT TO THIS PLAN.

9. Amendment and Termination.

     9.1 Plan. The Board may at any time suspend, amend or terminate this Plan, provided that the approval of the Company's shareholders is necessary within twelve months before or after the adoption by the Board of Directors of any amendment that will:

          9.1.1 increase the number of Shares that are to be reserved for issuance under this Plan;

          9.1.2 permit Awards to a class of persons other than those now permitted to receive Awards under this Plan; or

          9.1.3 require shareholder approval under applicable law, including
Section 16(b) of the Exchange Act.

     9.2 Limitations. Notwithstanding the foregoing, the provisions set forth in Sections 2 and 5 of this Plan (and any additional Sections of this Plan that affect terms required to be specified in this Plan by Rule 16b-3) shall not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act, or the rules thereunder.

     9.3 Automatic Termination. Unless sooner terminated by the Board, this Plan shall terminate ten years from the date on which this Plan was first adopted by the Board. No Award may be made after such termination or during any suspension of this Plan. The amendment or termination of this Plan shall not, without the consent of any Independent Director who then has unvested Options, alter or impair any rights or obligations with respect to such Options theretofore granted under this Plan.

10. Miscellaneous.

     10.1 Status as a Director. Nothing in this Plan or in any Award granted pursuant to this Plan shall confer on any person any right to continue as a Director of the Company or to interfere in any way with the right of the Company to terminate his or her relationship with the Company at any time.

     10.2 Reservation of Shares. The Company, during the term of this Plan, at all times will reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of this Plan.

11. Effectiveness of This Plan. This Plan shall become effective on adoption by the Board so long as it is approved by the Company's shareholders any time within twelve months after the adoption of this Plan. No Award shall be made under this Plan, however, until this Plan is approved by the shareholders.

Adopted by the Board of Directors on October 27, 1995, and approved by the Shareholders on November 28, 1995.

Name changed to Pacific Aerospace & Electronics, Inc. from PCT Holdings, Inc. in connection with the reincorporation merger on November 30, 1996.

Amended by unanimous Board Consent dated December 31, 1996, to add the final sentence of Section 6.1.

Amended and restated by the Board of Directors on August 14, 1998, and approved by the Shareholders on __________________, 1998.

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PROXY
                      PACIFIC AEROSPACE & ELECTRONICS, INC.
                Annual Meeting of Shareholders, October 13, 1998
                      PROXY SOLICITED BY BOARD OF DIRECTORS

PLEASE SIGN AND RETURN THIS PROXY

          The undersigned hereby appoints Donald A. Wright and Nick A. Gerde, and each of them, proxies with power of substitution to vote on behalf of the undersigned all shares that the undersigned may be entitled to vote at the Annual Meeting of Shareholders of Pacific Aerospace & Electronics, Inc. (the "Company"), on October 13, 1998, and any adjournments of that meeting, with all powers that the undersigned would possess, if personally present, with respect to the following:

1.  ELECTION OF DIRECTORS:        [ ] FOR all nominees     [ ] WITHOUT AUTHORITY
                                      except as marked         to vote for all
                                      to the contrary          nominees listed
                                       below.                  below.

        (Instructions: To withhold authority to vote for any individual, strike a line through the nominee's name below.)

       Allen W. Dahl, Urs Diebold, Werner Hafelfinger, Dale L. Rasmussen,
                    William A. Wheeler, and Donald A. Wright

2.  APPROVAL OF THE AMENDED AND RESTATED INDEPENDENT DIRECTOR STOCK PLAN:

        [ ] FOR                 [ ] AGAINST                [ ] ABSTENTION


3.  RATIFICATION OF APPOINTMENT OF KPMG PEAT MARWICK LLP AS INDEPENDENT
    AUDITORS:

        [ ] FOR                 [ ] AGAINST                [ ] ABSTENTION

4. TRANSACTION OF ANY BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OF THE MEETING. A MAJORITY OF THE PROXIES OR SUBSTITUTES AT THE MEETING MAY EXERCISE ALL THE POWERS GRANTED BY THIS PROXY.

                 (Continued and to be signed on the other side)
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
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The shares represented by this proxy will be voted as specified on the front of this proxy, but if no specification is made, this proxy will be voted (1) FOR the election of the six identified nominees as directors; (2) FOR the approval of the Amended and Restated Independent Director Stock Plan; and (3) FOR the ratification of the appointment of KPMG Peat Marwick LLP as the Company's independent auditors. The proxies may vote in their discretion as to other matters that may come before this meeting.

                               No. of Shares: ________  Date: ____________, 1998

                               -------------------------------------------------
                                           Signature or Signatures

                               Please date and sign above as your name is printed to the left of the signature line, including designation as executor, trust, etc., if applicable. A corporation must be signed for by the president or other authorized officer.

                               The Annual Meeting of Shareholders of Pacific Aerospace & Electronics, Inc. will be held at the West Coast Wenatchee Convention Center, located at 121 North Wenatchee Avenue, Wenatchee, Washington, on October 13, 1998, at 3:00 p.m. Pacific Daylight Time.


Please Note: Any shares of stock of the Company held in the name of fiduciaries, custodians or brokerage houses for the benefit of their clients may only be voted by the fiduciary, custodian or brokerage house itself. The beneficial owner may not directly vote or appoint a proxy to vote the shares and must instruct the person or entity in whose name the shares are held how to vote the shares held for the beneficial owner. Therefore, if any shares of stock of the Company are held in "street name" by a brokerage house, only the brokerage house, at the instructions of its client, may vote or appoint a proxy to vote the shares.
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